Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-42308


PROSPECTUS SUPPLEMENT DATED October 10, 2000

(To Prospectus filed on August 25, 2000)


                                PMC-SIERRA, INC.



                                   PROSPECTUS

                        4,794,065 Shares of Common Stock


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                 Shares to be
                                                                Offered for the
          Selling Stockholders                               Selling Stockholder
-------------------------------------------------            -------------------

JL & JA Doyle TTEES FBO John L. & Judith A. Doyle
  Living Trust U/A DTD 9/5/87                                               710

British Schools and Universities Foundation, Inc.                         4,000

The University of Colorado Foundation, Inc.                                 200

N. Damodar Reddy                                                         10,856

C.N. Reddy                                                               10,856

V.R. Ranganath                                                            1,840